The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-297595
SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated July 21, 2026)
$           % Notes due 20
We will pay interest on the      % Notes due 20  (the “notes”) semi-annually in arrears on     and     of each year, commencing           , 2027. The notes will bear interest at a rate of     % per year and will mature on           , 20  , unless previously redeemed or repurchased as described below.
We may redeem the notes in whole or in part, at any time and from time to time, at the applicable redemption prices described under “Description of the Notes — Optional Redemption.” The notes will not have the benefit of a sinking fund. If a change of control repurchase event occurs with respect to the notes as described in this prospectus supplement, except to the extent we have exercised our right to redeem the notes, we will be required to offer to each holder of the notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date.
The notes will be unsecured and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed by our subsidiary guarantors named in this prospectus supplement. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We are also offering, by means of a separate prospectus supplement, €     aggregate principal amount of     % Notes due 20  (the “Euro 20  Notes”) and €     aggregate principal amount of     % Notes due 20  (the “Euro 20  Notes” and together with Euro 20  Notes, the “euro notes”). Neither this offering nor the offering of the euro notes will be conditioned upon completion of the other offering.
We intend to use the net proceeds from this offering, together with the net proceeds from the offering of the euro notes, for general corporate purposes, which may include the redemption or repayment of outstanding indebtedness. Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.
Investing in these notes involves risks that are described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (the “Annual Report”) and beginning on page S-4 of this prospectus supplement.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds (before expenses) to FedEx Corporation(1)	%	$

(1)
Plus accrued interest, if any, from            , 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that the notes will be ready for delivery in book-entry-only form through the facilities of The Depository Trust Company (“DTC”) on or about           , 2026.
Global Coordinators
BofA Securities	Citigroup	Wells Fargo Securities
Active Bookrunner
Scotiabank
The date of this prospectus supplement is                 , 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS
This document consists of two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes. The second part is the accompanying prospectus dated July 21, 2026, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will, to the extent inconsistent therewith, supersede the information in the accompanying prospectus.
We and the underwriters have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
References in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “FedEx,” and the “Company” are to FedEx Corporation. References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.
Notice to Prospective Investors in the European Economic Area
Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
Prohibition of sales to UK retail investors — The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union

S-ii

(Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

S-iii

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement (including information included or incorporated by reference herein) are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to FedEx’s financial condition, results of operations, cash flows, plans, objectives, future performance and business and the assumptions underlying such statements. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” “determined to” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to:
•
economic conditions in the global markets in which FedEx operates;

•
uncertainty and additional volatility in the global trade environment;

•
FedEx’s ability to successfully implement its business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions;

•
FedEx’s ability to achieve cost reduction initiatives and financial performance goals, including its 2029 financial performance targets;

•
FedEx’s ability to achieve the anticipated benefits of the Spin-Off (as defined below);

•
the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the Spin-Off;

•
the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to FedEx’s global transformation program and other ongoing reviews and initiatives;

•
a significant data breach or other disruption to FedEx’s technology infrastructure;

•
damage to FedEx’s reputation or loss of brand equity;

•
FedEx’s ability to meet labor and purchased transportation needs while controlling related costs;

•
failure of third-party service providers to perform as expected, or disruptions in FedEx’s relationships with those providers or their provision of services to FedEx;

•
the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East;

•
evolving or new U.S. domestic or international laws and government regulations, policies, and actions, including regulatory and/or legal compliance requirements that can affect FedEx’s ability to efficiently or fully utilize its aircraft;

•
changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments;

•
the effect of intense competition;

•
FedEx’s ability to match capacity to shifting volume levels;

•
an increase in self-insurance accruals and expenses;

•
loss or delay in the collection of accounts receivable, including those related to tariffs in light of recent judicial rulings;

•
the effect of technology developments, including autonomous technology and artificial intelligence;

•
failure to receive or collect expected insurance coverage;

S-iv

•
FedEx’s ability to effectively operate, integrate, leverage, and grow acquired businesses and complete and realize the anticipated benefits of acquisitions and other strategic transactions including FedEx’s investment in InPost, as a consortium member, and related commercial agreements;

•
noncash impairment charges related to FedEx’s goodwill and certain deferred tax assets;

•
the future rate of e-commerce growth;

•
future guidance, regulations, interpretations, challenges, or judicial decisions related to tariffs and FedEx’s tax positions;

•
labor-related disruptions;

•
legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended;

•
FedEx’s ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography;

•
the effects of a widespread outbreak of an illness or any other communicable disease or public health crises;

•
any liability resulting from and the costs of defending against litigation, including refunds of tariffs;

•
FedEx’s ability to achieve or demonstrate progress on its goal of carbon-neutral operations by 2040;

•
successful completion of stock repurchases; and

•
other factors which can be found in FedEx’s press releases and filings with the SEC, including the Annual Report and subsequent Quarterly Reports on Form 10-Q and other SEC filings.

As a result of these and other factors, no assurance can be given as to FedEx’s future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.
Please carefully review and consider the various disclosures made in this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein) that advise interested parties of the risks and other factors that may affect FedEx’s business, prospects and results of operations.

S-v

SUMMARY
The following summary highlights selected information about FedEx and this offering. This summary may not contain all the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
FedEx Corporation
FedEx provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, offering integrated business solutions utilizing our flexible, efficient and intelligent global network. FedEx’s primary operating company is Federal Express, the world’s largest express transportation company and a leading North American provider of small-package ground delivery services. In particular, FedEx believes its value proposition continues to attract customers in specialized business-to-customer and business-to-business verticals, including healthcare, automotive, data centers and aerospace, which FedEx estimated had a total addressable market of greater than $130 billion as of February 2026.
On June 1, 2026, FedEx completed the separation of FedEx’s less-than-truckload freight transportation services business, including FedEx Custom Critical, Inc., LTL Select, and other businesses operated under FedEx’s FedEx Freight reporting segment, through the capital markets, creating a new publicly traded company (the “Spin-Off”).
Effective June 1, 2026, FedEx changed its fiscal year end from May 31 to December 31.
Following the Spin-Off and beginning June 1, 2026, FedEx has two reportable business segments:
Express U.S. Domestic:   Express U.S. Domestic offers a wide range of U.S. domestic shipping services for packages and freight including overnight, deferred, and same day package delivery services, and express overnight and deferred freight services to handle the needs of the time-definite freight market. Express U.S. Domestic is a leading provider of day-definite business and residential delivery services for packages weighing up to 150 pounds. Our service reaches 100% of the continental U.S. population. We offer day-definite delivery to 99% of the U.S. population on Saturdays and to nearly two-thirds of the U.S. population on Sundays. We also offer an economy service that is available for the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages to any residential address in the U.S.
Express International:   Express International offers a wide range of shipping services for delivery of packages and freight, connecting markets that generate more than 99% of the world’s gross domestic product. The Express International segment also includes FedEx Logistics, which provides international trade services, specializing in customs brokerage, global ocean and air freight forwarding, and managed transportation. FedEx Logistics also provides customs clearance services at its major U.S. air hub facilities and border customs clearance for U.S. surface operations, and global door-to-door air charter solutions.
Additional Offering
We are also offering, by means of a separate prospectus supplement, the euro notes. There can be no assurance that any such offering will be completed. Neither this offering nor the offering of the euro notes will be conditioned upon the completion of the other offering.
Our Corporate Information
The mailing address of our principal executive offices is 942 South Shady Grove Road, Memphis, Tennessee 38120. Our main telephone number is (901) 818-7500.
The address of our website is www.fedex.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer
FedEx Corporation
Securities Offered
$       aggregate principal amount of    % Notes due 20  .
Subsidiary Guarantors
Federal Express Corporation, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc.
Guarantees
The subsidiary guarantors will fully and unconditionally guarantee payment of principal of and premium, if any, and interest on the notes. The guarantees will be released under certain circumstances. See “Description of the Notes — Guarantees.”
Maturity
The notes will mature on         , 20  , unless they are redeemed or repurchased prior to that date.
Interest
Interest on the notes will accrue at the rate of    % per year, payable semi-annually in arrears on         and        of each year, commencing         , 2027.
Optional Redemption
The notes may be redeemed, at our option, in whole or in part, at any time and from time to time, at the applicable redemption prices described under “Description of the Notes — Optional Redemption.” The notes will not have the benefit of a sinking fund.
Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs with respect to the notes, except to the extent we have exercised our right to redeem the notes, we will be required to offer to each holder of the notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. See “Description of the Notes — Change of Control Repurchase Event.”
Priority
The notes and the related guarantees will be our and the subsidiary guarantors’ general, unsecured senior obligations, and will:
•
rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future unsubordinated indebtedness, liabilities and other obligations;

•
rank senior in right of payment to all of our and the subsidiary guarantors’ future subordinated indebtedness, liabilities and other obligations;

•
be effectively junior to all of our and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to all of the existing and future indebtedness, liabilities and other obligations (including trade payables) of our subsidiaries that are not subsidiary guarantors (other than indebtedness, liabilities and other obligations owed to us or any subsidiary guarantor, if any).

Further Issues
We may issue additional notes from time to time after this offering without the consent of holders of notes.

Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $      , after deducting the underwriting discount and other expenses related to this offering.
We intend to use the net proceeds from this offering, together with the net proceeds from the offering of the euro notes, for general corporate purposes, which may include the redemption or repayment of outstanding indebtedness. Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities. See “Use of Proceeds.”
Book-Entry Form
The notes will be issued in fully registered, book-entry-only form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Debt Securities and Guarantees — Book-Entry Procedures” in the accompanying prospectus.
Trading
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange.
We have been advised by certain of the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making with respect to the notes at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by certain of the underwriters.
Risk Factors
Investing in the notes involves risks that are described in the “Risk Factors” section of our Annual Report and beginning on page S-4 of this prospectus supplement.
Additional Offering
We are also offering, by means of a separate prospectus supplement, the euro notes. There can be no assurance that any such offering will be completed. Neither this offering nor the offering of the euro notes will be conditioned upon completion of the other offering. We intend to use the net proceeds from the offering of the euro notes, together with the net proceeds from this offering, for general corporate purposes, which may include the redemption or repayment of outstanding indebtedness, as described in “Use of Proceeds.”

RISK FACTORS
Investing in the notes involves risks. In connection with any investment in the notes, you should consider carefully (i) the factors identified in the “Risk Factors” sections of our Annual Report, (ii) the factors set forth below related to the notes, and (iii) the other information set forth elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Related to the Notes
We depend upon our subsidiaries to service our debt
We are a holding company and derive all of our operating income from our subsidiaries. Our only source of cash to pay principal of and premium, if any, and interest on the notes is from dividends and other payments from our subsidiaries. Our subsidiaries’ ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the notes, to participate in the assets of any non-guarantor subsidiary upon its liquidation or reorganization would be subject to the prior claims of such non-guarantor subsidiary’s creditors, except to the extent that we or a subsidiary guarantor may ourselves be a creditor with recognized claims against such non-guarantor subsidiary. The notes will be guaranteed only by certain subsidiary guarantors. See “Description of the Notes — General.” If our subsidiaries do not provide us with enough cash to make payments on the notes when due, you may have to proceed directly against the subsidiary guarantors.
The guarantees may be limited in duration
If we sell, exchange, transfer, distribute or otherwise dispose of (i) the capital stock of a subsidiary guarantor, after which such subsidiary guarantor is no longer a subsidiary of FedEx, or (ii) all or substantially all the assets of such subsidiary guarantor to any person that is not FedEx or a subsidiary of FedEx, the guarantee of such subsidiary guarantor will terminate and holders of the notes will no longer have a claim against such subsidiary guarantor under the guarantee. See “Description of the Notes — Guarantees.”
The guarantees may be challenged as fraudulent conveyances
Federal, state and foreign bankruptcy, fraudulent conveyance, fraudulent transfer or similar laws could limit the enforceability of a guarantee. For example, creditors of a subsidiary guarantor could claim that, since the guarantees were incurred for the benefit of FedEx (and only indirectly for the benefit of a subsidiary guarantor), the obligation of a subsidiary guarantor was incurred for less than reasonably equivalent value or fair consideration. If any of our subsidiary guarantors is deemed to have received less than reasonably equivalent value or fair consideration for its guarantee and, at the time it gave the guarantee, that subsidiary guarantor:
•
was insolvent or rendered insolvent by giving its guarantee;

•
was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
intended to incur debts beyond its ability to pay such debts as they mature,

then the obligations of such subsidiary guarantor under its guarantee could be voided. If a court voided a guarantee as a result of a fraudulent transfer or conveyance, then the holders of the notes would cease to have a claim against the subsidiary guarantor. In this regard, in an attempt to limit the applicability of fraudulent transfer or conveyance laws, the Indenture (as defined below) limits the amount of each guarantee to the amount that will result in it not constituting a fraudulent transfer or conveyance. However, we cannot assure you as to what standard a court would apply in making a determination regarding whether reasonably equivalent value or fair consideration was received or as to what would be the maximum liability of each guarantor or whether this limitation would be effective in protecting a guarantee from being voided under fraudulent transfer or conveyance laws.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event with respect to the notes, except to the extent we have exercised our right to redeem the notes, we will be required to offer to each holder of the notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date.
It is possible that we will not have sufficient funds at the time of any Change of Control Repurchase Event with respect to the notes to make the required repurchase of the notes. In order to obtain sufficient funds to pay the repurchase price of the outstanding notes, we may need to refinance such notes. We cannot assure you that we would be able to refinance such notes on reasonable terms, or at all. Our failure to offer to repurchase all outstanding notes or to repurchase all validly tendered notes would be an event of default under the Indenture. Such an event of default may cause the acceleration of our other debt. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash. Our future debt also may contain restrictions on repurchase requirements with respect to specified events or transactions that constitute a change of control under the Indenture.
Ratings of the notes could be lowered in the future
We expect that the notes will be rated “investment grade” by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the notes, since a rating does not predict the market price of a particular security or its suitability for a particular investor.
A rating organization may lower our rating, or change our ratings’ outlook, or decide not to rate our securities, temporarily or permanently, in its sole discretion. The rating of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on the notes and the ultimate payment of principal of the notes on the final maturity date. The reduction, suspension or withdrawal of the ratings of the notes will not, in and of itself, constitute an event of default under the Indenture.
The Indenture does not limit the amount of indebtedness that we may incur
The Indenture under which we will issue the notes and guarantees does not limit the amount of secured or unsecured indebtedness that we or our subsidiaries may incur. In addition, other than the provisions relating to a Change of Control Repurchase Event, the Indenture, which is described below under “Description of the Notes,” also does not contain any debt covenants or provisions that afford holders of the notes protection in the event we participate in a highly leveraged or similar transaction.
An active trading market for the notes may not develop or continue
The notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the notes, investors may not be able to resell them. We do not intend to apply for the listing of the notes on any securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making with respect to the notes at any time without notice. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect investors’ ability to sell the notes and the price at which investors may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.
An increase in interest rates could result in a decrease in the market values of the notes
In general, as market interest rates rise, securities bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $      , after deducting the underwriting discount and other expenses related to this offering.
We intend to use the net proceeds from this offering, together with the net proceeds from the offering of the euro notes, for general corporate purposes, which may include the redemption or repayment of outstanding indebtedness. Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of May 31, 2026:
•
on an actual basis;

•
with respect to cash and cash equivalents, short-term borrowings, the current portion of long-term debt and long-term debt, on an “as adjusted” basis to give effect to (i) the completion of the Spin-Off and (ii) the repurchase of approximately $4.86 billion aggregate principal amount of our outstanding debt securities pursuant to tender offers settled in July 2026 (the “Tender Offers”) using the proceeds of the approximately $4.1 billion dividend received from FedEx Freight Holding Company, Inc. (“FedEx Freight”) in connection with the Spin-Off, together with cash on hand; and

•
with respect to cash and cash equivalents, short-term borrowings, the current portion of long-term debt and long-term debt, on an “as further adjusted” basis to give effect to this offering, the offering of the euro notes and the use of the net proceeds from such offerings as described under “Use of Proceeds.”

Information with respect to common stockholders’ investment is not presented in the following table on an “as adjusted” or “as further adjusted” basis because FedEx is in the process of finalizing its determination of the impact of the completion of the Spin-Off on such amounts. However, FedEx would not expect this offering to impact common stockholders’ investment on “as further adjusted” basis.
You should read this table in conjunction with our consolidated financial statements and the notes thereto incorporated by reference from our Annual Report.
	As of May 31, 2026
	Actual	As Adjusted	As Further Adjusted
	(In millions)
Cash and cash equivalents	$13,311	$8,910(1)		$(2)
Short-term borrowings	$745	$745	$
Current portion of long-term debt	$1,676	$1,676(6)	$
Long-term debt:(3)
Notes offered hereby	—	—
Euro 20 Notes offered in the offering of euro notes(4)(5)	—	—
Euro 20 Notes offered in the offering of euro notes(4)(5)	—	—
Other long-term debt, less current portion	23,293	14,239(6)(7)
Total long-term debt, less current portion	$23,293	$14,239	$
Common stockholders’ investment:
Common stock	32
Additional paid-in capital	4,717
Retained earnings	44,461
Accumulated other comprehensive loss	(1,227)
Treasury stock, at cost	(16,336)
Total common stockholders’ investment	$31,647
Total capitalization	$57,361

(1)
Reflects (i) the payment of approximately $4.15 billion in aggregate consideration (excluding accrued and unpaid interest) in connection with the completion of the Tender Offers and (ii) the exclusion of approximately $251.0 million of FedEx Freight cash.

(2)
We intend to use the net proceeds from this offering, together with the net proceeds from the offering of the euro notes, for general corporate purposes, which may include the redemption or repayment of outstanding indebtedness.

(3)
Net of discounts and debt issuance costs.

(4)
Based on the euro/U.S. dollar exchange rate of €1.00 = $      as of September                 , 2026 as published by Bloomberg, L.P.

(5)
We are also offering, by means of a separate prospectus supplement, the euro notes. There can be no assurance that such offering will be completed. Neither this offering nor the offering of the euro notes will be conditioned upon completion of the other offering.

(6)
Includes an aggregate of approximately $263.0 million of FedEx Freight finance lease obligations.

(7)
Reflects FedEx’s automatic release from its guarantee obligations under FedEx Freight’s (i) five-year revolving credit facility in an aggregate committed amount of $1.2 billion, (ii) three-year delayed draw term loan facility in the aggregate principal amount of $600 million and (iii) $3.7 billion of senior unsecured debt securities upon consummation of the Spin-Off.

DESCRIPTION OF THE NOTES
The following, along with the additional information contained under “Description of Debt Securities and Guarantees” in the accompanying prospectus, is a summary of the material provisions of the Indenture referred to below, the notes and the guarantees. Because this is a summary, it may not contain all the information that may be important to you. For further information, you should read the Indenture, a copy of which is available from us on request at the address specified in “Where You Can Find More Information” below. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, including definitions of certain terms used in it. If any of the information set forth below is inconsistent with information in the accompanying prospectus, the information set forth below, to the extent inconsistent therewith, replaces and supersedes the information in the accompanying prospectus. If we use a term that is not defined in this prospectus supplement, you should refer to the definition that is provided in the accompanying prospectus.
General
We are offering $      aggregate principal amount of our    % Notes due 20   (the “notes”). The notes will mature on            , 20  , unless previously redeemed or repurchased as described below, and the notes will be issued under an indenture, to be dated as of            , 2026, among FedEx, the subsidiary guarantors named below and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a supplemental indenture, to be dated as of            , 2026, among FedEx, the subsidiary guarantors named below and the trustee (collectively, the “Indenture”).
The notes will be fully and unconditionally guaranteed by Federal Express Corporation, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. These subsidiaries currently guarantee our obligations under our outstanding unsecured debt securities and credit facilities. The guarantee of each subsidiary guarantor may be automatically released in certain circumstances as described below under “— Guarantees” and holders of the notes will no longer have a claim against such subsidiary under the guarantee upon any such release. See “— Guarantees” below.
The notes and the related guarantees will be our and the subsidiary guarantors’ general, unsecured senior obligations, and will:
•
rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future unsubordinated indebtedness, liabilities and other obligations;

•
rank senior in right of payment to all of our and the subsidiary guarantors’ future subordinated indebtedness, liabilities and other obligations;

•
be effectively junior to all of our and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to all of the existing and future indebtedness, liabilities and other obligations (including trade payables) of our subsidiaries that are not subsidiary guarantors (other than indebtedness, liabilities and other obligations owed to us or any subsidiary guarantor, if any).

We may issue additional notes from time to time after this offering. The notes and any additional new notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. If the additional notes, if any, are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.
The Indenture does not limit the aggregate amount of debt securities which may be issued under the Indenture. Other than the provisions relating to a Change of Control Repurchase Event, the Indenture does not contain any debt covenants or provisions which would afford the holders of the notes protection in the event of a highly leveraged or similar transaction.
The trustee will not be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage of any kind under the Indenture. We and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any litigation directly or indirectly arising out of, under or in connection with the Indenture, the notes or any transaction contemplated thereby.
The notes will be issued in fully registered, book-entry-only form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Debt Securities and Guarantees — Book-Entry Procedures” in the accompanying prospectus.
Guarantees
The notes will be fully and unconditionally guaranteed by Federal Express Corporation, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. (which are referred to as “subsidiary guarantors”). These subsidiaries currently guarantee our obligations under our outstanding unsecured debt securities and credit facilities.
Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium and interest on the notes when the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities, if any, of that subsidiary guarantor. Each guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws.
The guarantee of a subsidiary guarantor will be automatically and unconditionally released and such subsidiary guarantor will be discharged from any future obligation under such guarantee, without any further action required on the part of the trustee or any holder, upon: (i) (a) any sale, exchange, transfer, distribution or disposition (by merger, amalgamation, consolidation, business combination or otherwise) of (x) the capital stock of such subsidiary guarantor, after which such subsidiary guarantor is no longer a subsidiary of FedEx or (y) all or substantially all the assets of such subsidiary guarantor (other than a sale, exchange, transfer, distribution or disposition to FedEx or a subsidiary of FedEx), in each case if such sale, exchange, transfer, distribution or disposition is made in compliance with the applicable provisions of the Indenture to the extent required to be satisfied as of the date of the transaction; (ii) the merger or consolidation of such subsidiary guarantor with and into FedEx or another subsidiary guarantor that is the surviving person in such merger or consolidation; (iii) the liquidation, winding up or dissolution of such Guarantor; or (iv) satisfaction and discharge, defeasance or covenant defeasance as described under “— Satisfaction and Discharge; Defeasance” of the notes.
Interest
The notes will bear interest at the rate of            % per year. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will be payable semi-annually in arrears on        and       , commencing            , 2027, and ending on the maturity date, to the persons in whose names the notes are registered on the preceding        and       (whether or not that date is a business day), respectively.
If any interest payment date, the maturity date or any redemption date of the notes falls on a day that is not a business day, the related payment of principal and/or interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.
Optional Redemption
Prior to        (       months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a

semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of such note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by a depositary, the redemption of the notes shall be done in accordance with the policies and procedures of DTC.
Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed.
Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions of the notes called for redemption.
Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to the notes, except to the extent we have exercised our right to redeem the notes as described above, we will make an offer to each holder of the notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. Within 30 days following a Change of Control Repurchase Event or, at our option, prior to a Change of Control, but after the public announcement of such Change of Control, we will mail or electronically deliver, or cause to be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of DTC), a notice to each holder of the notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice, which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:
(1)
accept for payment all notes or portions of notes properly tendered pursuant to the repurchase offer;

(2)
deposit with the trustee or with such paying agent as trustee may designate an amount equal to the aggregate repurchase price for all notes or portions of notes properly tendered; and

(3)
deliver, or cause to be delivered, to the trustee the notes properly accepted for payment by us, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us pursuant to the repurchase offer and, to the extent applicable, an executed new note or notes evidencing any unrepurchased portion of any note or notes surrendered for which the trustee shall be required to authenticate and deliver a new note or notes as provided below.

The trustee will promptly mail or electronically deliver, or cause the paying agent to promptly mail or electronically deliver, or otherwise deliver in accordance with the applicable procedures of DTC, to each holder of such notes, or portions of such notes, properly tendered and accepted for payment by us the repurchase price for such notes, or portions of such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new note, duly executed by us equal in principal amount to any unrepurchased portion of any notes surrendered, as applicable; provided that each new note will be in a principal amount equal to $2,000 or any integral multiple of $1,000 in excess thereof.
We will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by FedEx and such third party purchases all notes or portions of notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below Investment Grade Ratings Event” means, with respect to the notes, on any day within the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) the public announcement of the occurrence of a Change of Control or our intention to effect a Change of Control, the notes are rated below Investment Grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm, or inform the trustee in writing at our request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).
“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) FedEx or any of its subsidiaries, (2) any employee benefit plan (or a trust forming a part thereof) maintained by FedEx or any of its subsidiaries, or (3) any underwriter temporarily holding Voting Stock of FedEx pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of FedEx’s Voting Stock or other Voting Stock into which FedEx’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the notes.
“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by FedEx, the equivalent investment grade credit rating.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means (1) each of Moody’s and S&P, and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of FedEx’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by FedEx (as certified by a board resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The Change of Control Repurchase Event provisions of the notes may in certain circumstances make more difficult or discourage a sale or takeover of FedEx and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.
If we experience a Change of Control Repurchase Event, we may not have sufficient financial resources available to satisfy our obligations to repurchase all notes or portions of notes properly tendered. Furthermore, debt agreements to which we may become a party in the future may contain restrictions and provisions limiting our ability to repurchase the notes. Our failure to repurchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the notes.
Satisfaction and Discharge; Defeasance
The notes will be subject to satisfaction and discharge, defeasance and covenant defeasance on the terms and conditions provided under “Description of Debt Securities and Guarantees — Satisfaction and Discharge; Defeasance” in the accompanying prospectus.
Concerning the Trustee
U.S. Bank Trust Company, National Association will be the trustee under the Indenture and initial registrar and paying agent with regard to the notes.
The Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will impose certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict, apply to the SEC for permission to continue as trustee with such conflict, or resign.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of notes to non-U.S. holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“U.S. Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances, including, for example, entities or arrangements classified as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax exempt entities, common trust funds, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, dealers in securities or currencies, individual retirement accounts and other tax deferred accounts and persons in special situations, such as those who hold the notes as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments. This summary applies only to beneficial owners of notes that hold such notes as capital assets (generally, property held for investment purposes) for U.S. federal income tax purposes. In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate tax, Medicare contribution tax, any alternative minimum tax, special tax accounting rules under Section 451(b) of the Code or other U.S. federal tax laws or under the laws of any state, local or non-U.S. jurisdiction. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders should consult their tax advisors as to the particular U.S. federal tax considerations to them of the acquisition, ownership and disposition of notes, as well as the effects of other U.S. federal, state, local and non-U.S. tax laws.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of notes who, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity that is subject to tax as a corporation) that is created or organized under the laws of the United States, or any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust (A) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) that validly elects under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “non-U.S. holder” is a holder that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is the beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding notes through any such entity or arrangement should consult their tax advisor.
It is anticipated, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount.
Interest
A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on the notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (or, in the case of certain applicable tax treaties, if such interest is not attributable to a permanent establishment or fixed base within the United States by the non-U.S. holder) and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation directly or indirectly related to us through stock ownership, and (C) certifies to its non-U.S. status on IRS Form W-8BEN or W-8BEN-E (or other applicable form) and that no withholding is required pursuant to FATCA (as discussed below).
Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI).
However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on interest payments, currently at a rate of 30%.
To claim an exemption from or a reduced rate of withholding under an applicable tax treaty, a non-U.S. holder must generally provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form).
Disposition
A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above), unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to a permanent establishment or fixed base within the United States); or

•
in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in of the disposition and certain other conditions are satisfied.

If the first exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, or other disposition of the notes) exceed its timely reported capital losses allocable to U.S. sources.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on the notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable payor that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. If an interest payment is both subject to withholding under the Foreign Account Tax Compliance Act and subject to the withholding tax discussed above under “— Interest,” an applicable withholding agent may credit the withholding under the Foreign Account Tax Compliance Act against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement between us, the subsidiary guarantors named therein and BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Scotia Capital (USA) Inc., as representatives of the underwriters named below, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the aggregate principal amount of notes set forth opposite such underwriter’s name below.
Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Scotia Capital (USA) Inc.
Total	$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters are obligated to purchase all notes if they purchase any notes.
The underwriters propose to offer some of the notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the applicable public offering price less a concession not to exceed    % of the aggregate principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    % of the aggregate principal amount of the notes. After the initial offering of the notes to the public, the underwriters may change the public offering prices and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance of the notes and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount to be received by the underwriters in connection with this offering:
Per Note	%
The notes are a new issue of securities with no established trading markets. We do not intend to apply for the listing of the notes on any securities exchange. We have been advised by the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market-making with respect to the notes at any time without notice. No assurance can be given as to the liquidity of any public trading markets for the notes or the development or continuation of such trading markets.
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the aggregate principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while this offering is in progress.
Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $    .
We and certain subsidiary guarantors have agreed, jointly and severally, to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market-making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, cash management, investment banking, commercial banking and general financing services for us and our affiliates in the ordinary course of business for which they have received, or may receive, customary fees and expenses. Affiliates of certain of the underwriters are agents and/or lenders under our credit facilities.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Settlement
We expect that delivery of the notes will be made to investors on or about      , 2026, which will be the         business day following the date of this prospectus supplement (such settlement being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in T+   , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day immediately preceding the date of delivery should consult their own advisors.
Selling Restrictions
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by DISC for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Order, or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than to (i) an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters relating to the notes and the guarantees will be passed upon for us by Alana L. Griffin, the Staff Vice President — Securities and Corporate Law, and Assistant Secretary of FedEx, Tiffany H. Brunson, Vice President — General Counsel and Assistant Secretary of FedEx Office and Print Services, Inc. and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Alana L. Griffin and Tiffany H. Brunson hold shares of our common stock and other equity compensation awards issued under our equity compensation plans. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters relating to the notes and the guarantees for the underwriters.
EXPERTS
The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2026 (including the schedule appearing therein), and the effectiveness of FedEx Corporation’s internal control over financial reporting as of May 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon their reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at sec.gov.
The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC prior to the termination of this offering will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all our future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC except as specifically incorporated by reference in the table below) prior to the termination of this offering.
FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended May 31, 2026
Definitive Proxy Statement on Schedule 14A	Filed on August 17, 2026
Current Reports on Form 8-K	Filed on June 1, 2026, June 8, 2026, June 25, 2026, July 10, 2026, July 21, 2026 (including Item 2.02) and July 24, 2026
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone or email at:
FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com

You can also access our SEC filings through the Investor Relations section of our website at investors.fedex.com. The information on our website, however, is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

PROSPECTUS
DEBT SECURITIES
COMMON STOCK
We may offer and sell from time to time, in one or more offerings, any combination of our debt securities or common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The prospectus supplements also will describe the specific manner in which we will offer these securities and also may supplement, update, or amend information contained in this prospectus.
Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by Federal Express Corporation, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. (collectively, the “subsidiary guarantors”). See “Description of Debt Securities and Guarantees — Guarantees.”
Prior to their issuance, there will have been no market for the debt securities. Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of debt securities on a national securities exchange.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FDX.” On July 20, 2026, the last reported sale price of our common stock as reported on the NYSE was $306.22 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers, and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest.
Investing in our debt securities and common stock involves certain risks. See “Risk Factors” on page 6 before you make your investment decision.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 21, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we and/or the subsidiary guarantors, as applicable, may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC, as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we and the subsidiary guarantors may offer. Each time we and the subsidiary guarantors offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
We have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any sales of securities made in connection herewith. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
References in this prospectus to “we,” “us,” “our,” and “FedEx” are to FedEx Corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus (including information included or incorporated by reference herein) are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance and business and the assumptions underlying such statements. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” “determined to” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to:
•
economic conditions in the global markets in which we operate;

•
uncertainty and additional volatility in the global trade environment;

•
our ability to successfully implement our business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions;

•
our ability to achieve cost reduction initiatives and financial performance goals, including our 2029 financial performance targets;

•
our ability to achieve the anticipated benefits of the Spin-Off (as defined herein);

•
the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the Spin-Off;

•
the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives;

•
a significant data breach or other disruption to our technology infrastructure;

•
damage to our reputation or loss of brand equity;

•
our ability to meet labor and purchased transportation needs while controlling related costs;

•
failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to us;

•
the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East;

•
evolving or new U.S. domestic or international laws and government regulations, policies, and actions, including regulatory and/or legal compliance requirements that can affect our ability to efficiently or fully utilize its aircraft;

•
changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments;

•
the effect of intense competition;

•
our ability to match capacity to shifting volume levels;

•
an increase in self-insurance accruals and expenses;

•
loss or delay in the collection of accounts receivable, including those related to tariffs in light of recent judicial rulings;

•
the effect of technology developments, including autonomous technology and artificial intelligence;

•
failure to receive or collect expected insurance coverage;

•
our ability to effectively operate, integrate, leverage, and grow acquired businesses and complete and realize the anticipated benefits of acquisitions and other strategic transactions including our investment in InPost, as a consortium member, and related commercial agreements;

•
noncash impairment charges related to our goodwill and certain deferred tax assets;

•
the future rate of e-commerce growth;

•
future guidance, regulations, interpretations, challenges, or judicial decisions related to tariffs and our tax positions;

•
labor-related disruptions;

•
legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended;

•
our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography;

•
the effects of a widespread outbreak of an illness or any other communicable disease or public health crises;

•
any liability resulting from and the costs of defending against litigation, including refunds of tariffs;

•
our ability to achieve or demonstrate progress on its goal of carbon-neutral operations by 2040;

•
successful completion of stock repurchases; and

•
other factors which can be found in our press releases and filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and subsequent Quarterly Reports on Form 10-Q.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.
Please carefully review and consider the various disclosures made in this prospectus (including information incorporated by reference herein) that advise interested parties of the risks and other factors that may affect our business, prospects and results of operations.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at www.sec.gov. We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended May 31, 2026
Current Reports on Form 8-K or Form 8-K/A	Filed on June 1, 2026, June 8, 2026, June 25, 2026, and July 10, 2026
Definitive Proxy Statement on Schedule 14A	Filed on August 18, 2025
Description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K	Fiscal year ended May 31, 2026
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering under this prospectus also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone, or email at:
FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com
You can also access our SEC filings through the Investor Relations page of our website at investors.fedex.com. The information on our website, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

ABOUT OUR COMPANY
FedEx provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, offering integrated business solutions utilizing its flexible, efficient, and intelligent global network. FedEx’s primary operating company is Federal Express Corporation, the world’s largest express transportation company and a leading North American provider of small-package ground delivery services.
On June 1, 2026, FedEx completed the separation of FedEx’s less-than-truckload freight transportation services business, including FedEx Custom Critical, Inc., LTL Select, and other businesses operated under FedEx’s FedEx Freight reporting segment, through the capital markets, creating a new publicly traded company (the “Spin-Off”).
Effective June 1, 2026, FedEx changed its fiscal year end from May 31 to December 31.
Following the Spin-Off and beginning June 1, 2026, FedEx has two reportable business segments:
•
Express U.S. Domestic:   Express U.S. Domestic offers a wide range of U.S. domestic shipping services for packages and freight including overnight, deferred, and same day package delivery services, and express overnight and deferred freight services to handle the needs of the time-definite freight market. Express U.S. Domestic is a leading provider of day-definite business and residential delivery services for packages weighing up to 150 pounds. Our service reaches 100% of the continental U.S. population. We offer day-definite delivery to 99% of the U.S. population on Saturdays and to nearly two-thirds of the U.S. population on Sundays. We also offer an economy service that is available for the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages to any residential address in the U.S.

•
Express International:   Express International offers a wide range of shipping services for delivery of packages and freight, connecting markets that generate more than 99% of the world’s gross domestic product. The Express International segment also includes FedEx Logistics, which provides international trade services, specializing in customs brokerage, global ocean and air freight forwarding, and managed transportation. FedEx Logistics also provides customs clearance services at its major U.S. air hub facilities and border customs clearance for U.S. surface operations, and global door-to-door air charter solutions.

The mailing address of our principal executive offices is 942 South Shady Grove Road, Memphis, Tennessee 38120. Our main telephone number is (901) 818-7500.
The address of our website is fedex.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. In connection with any investment in our securities, you should consider carefully (i) the factors identified under Item 1A. “Risk Factors” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus; and (iii) any risk factors set forth in the applicable prospectus supplement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements.”
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for our general corporate purposes including, but not limited to, capital expenditures, working capital, repayment or reduction of indebtedness and the financing of business acquisitions.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
In this “Description of Debt Securities and Guarantees” section, references to “we,” “us,” “our” and “FedEx” are to FedEx Corporation, and its successors, as the issuer of debt securities that may be offered hereunder.
The debt securities and guarantees covered by this prospectus will be issued under the indenture (the “indenture”) to be entered into by FedEx, the subsidiary guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.
The following summary describes the general terms and provisions of the debt securities and guarantees covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe in a prospectus supplement the specific terms of, and the extent, if any, to which the general terms set forth below do not apply to, such debt securities and guarantees. If any information set forth in a prospectus supplement regarding the terms and provisions of a particular series of debt securities and guarantees is inconsistent with the information set forth below, the information in the prospectus supplement will supersede and replace the information in this prospectus.
Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the indenture, a form of which is an exhibit to the registration statement of which this prospectus is a part, and any relevant prospectus supplement. A copy of the indenture and any prospectus supplement will also be available from us upon request at the contact information specified in “Where You Can Find More Information.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in it. In the following summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”).
Terms; Form and Denomination
We may issue debt securities under the indenture from time to time in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security, each in an amount we authorize prior to issuance. The indenture does not limit the aggregate amount of debt securities we may issue under the indenture. Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by Federal Express Corporation, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. (who we refer to throughout this prospectus as the “subsidiary guarantors”). The subsidiary guarantors currently guarantee our obligations under our outstanding unsecured debt securities and revolving credit facilities.
The indenture does not contain any debt covenants or other provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions;

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authorized denominations;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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whether the debt securities are secured and the terms of such security;

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the amount of discount or premium, if any, with which the debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors (including the subsidiary guarantors) of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

Unless we inform you otherwise in a prospectus supplement, all outstanding debt securities will be exchangeable, transfers of debt securities will be registrable, and principal of and any premium and interest on all debt securities will be payable, at the corporate trust office of the trustee; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account designated by the payee. (Sections 3.01, 3.06, 3.08 and 6.02)
Unless we inform you otherwise in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiples of $1,000. (Section 3.02) Neither FedEx nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes, assessments or other governmental charges in connection with a transfer or exchange of debt securities. (Section 3.06)

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates. We will describe any material United States federal income tax considerations and any other special considerations relating to an investment in discount securities in any prospectus supplement relating to such securities.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms, and other information relating to those debt securities and the foreign currency or currency unit.
Guarantees
Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by the subsidiary guarantors. The guarantee of a subsidiary guarantor will be automatically and unconditionally released and discharged from any future obligation under such guarantee, without any further action required on the part of the trustee or any holder, upon: (i) (a) any sale, exchange, transfer, distribution or disposition (by merger, amalgamation, consolidation, business combination or otherwise) of (x) the capital stock of such subsidiary guarantor, after which such subsidiary guarantor is no longer a subsidiary of FedEx or (y) all or substantially all the assets of such subsidiary guarantor (other than a sale, exchange, transfer, distribution or disposition to FedEx or a subsidiary of FedEx), in each case if such sale, exchange, transfer, distribution or disposition is made in compliance with the applicable provisions of the indenture to the extent required to be satisfied as of the date of the transaction; (ii) the merger or consolidation of such subsidiary guarantor with and into FedEx or another subsidiary guarantor that is the surviving person in such merger or consolidation; (iii) the liquidation, winding up or dissolution of such Guarantor; or (iv) satisfaction and discharge or defeasance as described under “— Satisfaction and Discharge; Defeasance” of a series of debt securities (provided that such subsidiary guarantor shall only be released with respect to debt securities of any series so satisfied and discharged or defeased). (Section 17.04)
Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium or interest on the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. (Section 17.01) The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities, if any, of that subsidiary guarantor.
Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws. (Section 17.07)
Merger, Consolidation, and Sale of Assets
The indenture will provide that FedEx may not consolidate with or merge into any other entity, or permit any other entity to merge into FedEx, or sell, convey, transfer or lease all or substantially all its assets to another entity, unless:
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either FedEx shall be the continuing entity or the successor, transferee or lessee entity (if other than FedEx) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the due and punctual performance and observance of all other obligations under the indenture or under the debt securities to be performed or observed by the FedEx; and

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immediately after giving effect to such transaction, there will not be any defaults under the indenture. (Section 7.01)

Modification, Amendment, and Waiver
We, the subsidiary guarantors and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of the debt securities of all series affected voting as one class. However, no modification or amendment may, without the consent of the holder of each debt security affected thereby:
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change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

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reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security;

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change the currency in which, any principal of, or interest or premium on, any debt security is denominated or payable;

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reduce the amount of the principal of any debt security issued with original issue discount that would be due and payable upon acceleration;

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change the priority of payment of any debt security;

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impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity, or, in the case of redemption, on or after the redemption date or materially adversely affect the economic terms of any right to convert or exchange any debt security;

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reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture, or for waiver of certain defaults; or

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modify, without the written consent of the Trustee, the rights, duties or immunities of the trustee. (Section 15.02)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 8.13)
In addition, we, the subsidiary guarantors and the trustee can modify and amend the indenture without the consent of any holders in order to, among other things:
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add to the covenants of FedEx or a subsidiary guarantor for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon FedEx or a subsidiary guarantor by the indenture;

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add additional events of default of FedEx or a subsidiary guarantor for the benefit of the holders of all or any series of debt securities;

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allow a successor to FedEx or a subsidiary guarantor to assume our or its covenants and obligations under the indenture;

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establish the form or terms of any series of debt securities;

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secure the debt securities of any series (including the execution of security and other documents related thereto);

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to cure any ambiguity or inconsistency or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or any supplemental indenture or to conform the terms of the indenture, as amended and supplemented, that are applicable to the debt securities of any series to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

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to add, change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

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add additional guarantors or co-obligors of the debt securities;

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provide for the release of subsidiary guarantors as permitted under the indenture;

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evidence and provide for the appointment of a successor trustee or to add to or change any provisions to the extent necessary to appoint a separate trustee for a specific series of debt securities;

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supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the satisfaction and discharge or defeasance of any series of debt securities, provided that no such supplement shall adversely affect the interests of any holders of debt securities in any material respect;

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comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the TIA; or

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make any change in any series of debt securities that does not adversely affect in any material respect the rights of the holders of such debt securities. (Section 15.01)

Events of Default
Unless we inform you otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:
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we fail to pay interest when due on any debt security of that series for 30 days;

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we fail to pay the principal of or any premium on any debt security of that series when due;

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we fail to deposit any sinking fund payment on any debt security of that series when due, subject to any cure period specific in such series of debt securities;

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we fail to perform any covenant in the indenture and this failure continues for 90 days after we receive written notice as provided in the indenture;

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we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series;

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we or a court takes certain actions relating to our bankruptcy, insolvency or reorganization for the benefit of our creditors; or

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any subsidiary guarantor whose consolidated total assets constitute 60% or more of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to such determination date) or a court takes certain actions relating to the bankruptcy, insolvency or reorganization of such subsidiary guarantor for the benefit of its creditors. (Section 8.01)

If an event of default with respect to debt securities of any series occurs and continues, the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may require us to repay immediately the principal amount of all debt securities of that series; provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all events of default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. (Section 8.02) For information as to waiver of defaults, see “— Modification, Amendment, and Waiver” above.
Other than its duties in case of a default, the trustee will not be obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee indemnity reasonably satisfactory to the trustee. (Sections 12.01 and 12.02) If the holders provide indemnity reasonably satisfactory to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of debt securities. (Section 8.12)
No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:
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the holder has previously given to the trustee written notice of a continuing event of default;

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the holders of a majority in principal amount of the outstanding debt securities of that series have made a written request, and offered indemnity reasonably satisfactory, to the trustee to institute a proceeding as trustee; and

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the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request, and the trustee has failed to institute such proceeding within 60 days. (Section 8.07)

However, the holder of any debt security will have an absolute right to receive payment of the principal of and any premium and interest on the debt security as expressed in the debt security, or, in the case of redemption, on the redemption date, and to institute suit for the enforcement of any payment. (Section 8.08)
We will be required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Section 6.03) The trustee may withhold notice to the holders of debt securities of any default, except as to payment of principal of (or premium, if any) or interest with respect to the debt securities, if the trustee considers such withholding to be in the interest of the holders of the debt securities. (Section 12.03)
Satisfaction and Discharge; Defeasance
We may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities (or a combination thereof) to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Section 13.02)
In addition, the indenture provides that at our option we may:
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be discharged from our and the subsidiary guarantors’ obligations with respect to the debt securities of a particular series (“defeasance”); or

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cease to comply with certain restrictive covenants under the indenture, including those described under “— Merger, Consolidation, and Sale of Assets,” and certain events of default will no longer apply to us or the subsidiary guarantors (“covenant defeasance”);

if we deposit with the trustee sufficient cash or government securities (or a combination thereof) to pay the principal, interest, any premium, and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Section 13.03) Upon defeasance, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen, or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment. (Section 13.03)
Book-Entry Procedures
Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company (“DTC”) and register such global security in the name of Cede & Co. (“Cede”) or another nominee of DTC, unless otherwise provided for in a prospectus supplement. If you wish to own debt securities that are represented by one or more global securities, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (i.e., a DTC participant) or through an account directly with DTC if you are a DTC participant, unless otherwise provided for in a prospectus supplement. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.
Except as set forth below or as otherwise provided for in a prospectus supplement, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us as follows:
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DTC is:

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a limited-purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York banking law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

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DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates.

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DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations, and others, some of whom own DTC.

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Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for those debt securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those debt securities is discontinued.
To facilitate subsequent transfers, all global securities representing debt securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing debt securities unless authorized by a direct participant in accordance with DTC’s money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).
If applicable, redemption notices will be sent to Cede. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.
Redemption proceeds, distributions, and dividend payments on the global securities representing the debt securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the applicable trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depositary with respect to debt securities at any time by giving reasonable notice to us or the applicable trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer, or pledge beneficial interests in a global security.
As long as DTC’s nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:
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be entitled to have any debt securities registered in your name;

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receive or be entitled to receive physical delivery of any debt securities in definitive form; and

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be considered the owners or holders of the debt securities under the indenture.

Neither we, the trustee, nor any of our respective agents will be responsible or liable for any actions or inactions by DTC, any nominee, or any participant relating to any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising, or reviewing any records related to such beneficial ownership interests.
We will issue debt securities in definitive form in exchange for global securities if:
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DTC notifies us that it is unwilling, unable, or ineligible to continue as depositary or if at any time DTC, or any successor depositary, ceases to be a “clearing agency” under the Exchange Act and, in each case, we have not appointed a successor depositary within 90 days; or

•
we choose in our sole discretion to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a global security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith. (Section 3.06)
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within its control and could change at any time.
Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC or its participants, and none of us takes any responsibility for their activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing its operations.
Regarding the Trustee
We may conduct banking and other transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
The indenture is, and the debt securities will be, governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK
The following summary of the terms of our common stock does not purport to be complete and is qualified by reference to our Restated Certificate of incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). For more details, you should read our Certificate of Incorporation and Bylaws as currently in effect. We have filed copies of these documents with the SEC, and they are incorporated by reference herein. See “Where You Can Find More Information.”
The prospectus supplement relating to an offering of our common stock will describe the details of the offering, including the number of shares offered, the initial offering price, and updated market price and dividend information.
Authorized Shares of Capital Stock
Our authorized capital stock consists of 800,000,000 shares of common stock, $0.10 par value per share, and 4,000,000 shares of series preferred stock, without par value. On July 20, 2026, there were outstanding (a) 236,590,520 shares of common stock and (b) stock options to purchase an aggregate of 9,536,371 shares of common stock, of which options to purchase an aggregate of 6,513,769 shares of common stock were exercisable. As of the date of this prospectus, no shares of our preferred stock were issued or outstanding.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and possess all voting power (except as may, in the future, be provided by Delaware law, our certificate of incorporation, or a resolution of our board of directors authorizing a series of our preferred stock). Our common stock does not have cumulative voting rights.
Dividends
Holders of our common stock are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for payment of dividends, subject to the rights of the holders of any outstanding shares of preferred stock. The holders of common stock will share equally, share for share, in such dividends, whether payable in cash, in property, or in shares of our stock.
Liquidation Rights
Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up.
Absence of Other Rights
Our common stock has no preemptive, subscription, preferential, conversion, or exchange rights.
Listing
Our common stock is listed on the NYSE under the symbol “FDX.”
Miscellaneous
The outstanding shares of our common stock are, and any shares of common stock offered by a prospectus supplement upon issuance and payment therefor will be, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., P.O. Box 43006, Providence, Rhode Island 02940-3006.

Certain Anti-Takeover Effects
General.   Certain provisions of our Certificate of Incorporation, our Bylaws and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.
Delaware Takeover Statute.   We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
Stockholder Action by Written Consent.   Our Certificate of Incorporation and Bylaws require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.
Additional Authorized Shares of Capital Stock.   The additional shares of authorized common stock and preferred stock available for issuance under our Certificate of Incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control.

PLAN OF DISTRIBUTION
We and the subsidiary guarantors may sell securities in any of the following ways:
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to or through underwriters;

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to or through dealers;

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through agents;

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directly to purchasers through a specific bidding, ordering, or auction process or otherwise;

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through any combination of these methods of sale; or

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through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:
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the names of any underwriters, dealers, or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts, selling commissions, agency fees, and other items constituting underwriters’, dealers’, or agents’ compensation;

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any initial public offering price; and

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any discounts or concessions allowed or re-allowed or paid to dealers or agents.

Underwriters
Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
Dealers
If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
Agents
If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchases for the period of their appointment.
Compensation
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions, or commissions.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions, or commissions allowed or reallowed or paid to dealers, will be set forth in the applicable prospectus supplement.
Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional investors or others, who may be deemed to be underwriters within the Securities Act with respect to any resales. We will describe the terms of any direct sales in a prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers, or agents to solicit offers from institutional investors to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in a prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
Underwriters, dealers, and agents who participate in the distribution of the securities may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, or agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any debt securities on a national securities exchange. If debt securities are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, any debt securities.
In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
We will estimate our expenses associated with any offering of securities in the relevant prospectus supplement.

LEGAL MATTERS
Alana L. Griffin, the Staff Vice President — Securities and Corporate Law, and Assistant Secretary of FedEx will issue an opinion concerning the legality of the common stock. As of July 20, 2026, Ms. Griffin owned 1,050 shares of FedEx common stock and held options to purchase 6,914 shares of FedEx common stock. Of the options held by Ms. Griffin, 3,002 were exercisable as of July 20, 2026.
Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion concerning the legality of the debt securities and guarantees.
Any underwriters, dealers, or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS
The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2026 (including the schedule appearing therein), and the effectiveness of FedEx Corporation’s internal control over financial reporting as of May 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of FedEx Corporation’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$        % Notes due 20
PRELIMINARY PROSPECTUS SUPPLEMENT
Global Coordinators
BofA Securities	Citigroup	Wells Fargo Securities
Active Bookrunner
Scotiabank
        , 2026